UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 18, 2008

FOUR OAKS FINCORP, INC.
(Exact name of registrant as specified in its charter)

North Carolina	000-22787	56-2028446
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
6114 U.S. 301 South Four Oaks, North Carolina	27524
(Address of principal executive offices)	(Zip Code)

(919) 963-2177
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

On August 22, 2008, Four Oaks Fincorp, Inc. (the “Company”) issued a press release announcing that it will restate its historical financial statements for the quarter ended June 30, 2008 to correct an error, as originally reported, in accretion of the valuation adjustment made to certificates of deposits (“CDs”) that the Company acquired as part of its acquisition of LongLeaf Community Bank (“LongLeaf”).  The full text of the press release is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in Item 2.02 of this report, including the press release appearing in Exhibit 99.1, is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.  Furthermore, the information in Item 2.02 of this report shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended.

Item 4.02.     Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 18, 2008, the Company concluded that its historical financial statements for the three and six month periods ended June 30, 2008 should no longer be relied upon, as a result of an error in the accretion of the valuation adjustments made to CDs that the Company acquired as part of its acquisition of LongLeaf.   The corrected consolidated financial statements for both the three and six month periods ended June 30, 2008 will reflect a decrease in deposit interest expense of $260,000, an increase in income before income taxes of $260,000 and an increase in net income of $160,000.

As a result, the Company will restate its historical financial statements for the three and six month periods ended June 30, 2008.   The restatement is expected to have the following impact on the Company’s financial statements as of and for the three and six months ended June 30, 2008:

(Amounts in thousands, except per share data)
	As Previously Reported	As Restated
Interest expense: Deposits	$4,869	$4,609
Total interest expense	$6,212	$5,952
Net interest income	$6,027	$6,287
Net interest income after provision for loan losses	$5,073	$5,333
Income before income taxes	$1,006	$1,266
Provision for income taxes	$202	$302
Net income	$804	$964
Basic net income per common share	$0.13	$0.15
Diluted net income per common share	$0.13	$0.15

(Amounts in thousands, except per share data)
	As Previously Reported	As Restated
Other assets	$8,326	$8,226
Total assets	$860,282	$860,182
Other time deposits	$175,479	$175,219
Total deposits	$647,221	$646,961
Total liabilities	$795,709	$795,449
Retained earnings	$27,731	$27,891
Total shareholders' equity	$64,573	$64,733
Total liabilities and shareholders' equity	$860,282	$860,182
Comprehensive loss (quarter to date, June 30, 2008)	$(467)	$(307)
Net income (year to date, June 30, 2008)	$2,301	$2,461
Comprehensive income (year to date, June 30, 2008)	$1,323	$1,483
Changes in assets and liabilities: other assets	$(536)	$(436)
Provision for depreciation and amortization	$574	$314

The Company plans to amend its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008 as soon as practicable to reflect the restatement.

Information set forth in this Current Report on Form 8-K contains various “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements represent the Company’s judgment concerning the future and are subject to risks and uncertainties that could cause its actual operating results and financial position to differ materially.  Such forward looking statements can be identified by the use of forward looking terminology, such as “may,” “will,” “expect,” “anticipate,” “estimate,” or “continue” or the negative thereof, or other variations thereof, or comparable terminology.  The Company cautions that any such forward looking statements are further qualified by important factors that could cause its actual operating results to differ materially from those anticipated in the forward looking statements, including, without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates on the level and composition of deposits, the effects of competition from other financial institutions, the failure of assumptions underlying the establishment of the allowance for loan losses, the low trading volume of the Company’s common stock, other considerations described in connection with specific forward looking statements and other cautionary elements specified in the Company’s periodic filings with the Securities and Exchange Commission, including without limitation, its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Item 9.01.          Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 22, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR OAKS FINCORP, INC.

		By:	/s/ Ayden R. Lee Jr.
Ayden R. Lee, Jr.
Chairman, President and
Chief Executive Officer

Date:	August 22, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 22, 2008